UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

BRAIN SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Nevada	333-209325	81-0876714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6700 Professional Parkway

Lakewood Ranch, Florida 34240

(Address of principal executive offices)

(917) 388-1578

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On February 10, 2022, Brain Scientific Inc. (the “Company”), consummated the third closing (the “Third Closing”) of a private placement offering (the “Offering”) whereby the Company entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Holder”), pursuant to which the Holder purchased from the Company, for an aggregate purchase price of $300,000 (the “Purchase Price”) a Convertible Promissory Note in the principal amount of $300,000 (the “Note”).

The Note accrues interest at a rate of ten percent (10%) per annum and matures on April 1, 2023 (the “Maturity Date”). The Holder, provided that the Note is still then outstanding, will be issued, on the earlier of (i) the date, if any, upon which the Company’s common stock is listed for trading on the NASDAQ stock exchange (the “Uplist”), and (ii) the date that is eighteen months from the date of issuance, a warrant (the “Warrants” and together with the Notes, the “Securities”) to purchase an amount of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to such Holder’s Warrant Share Amount. For purposes of the foregoing, a Holder’s “Warrant Share Amount” means one half of the initial principal balance of such Holder’s Note at issuance divided by $0.40.

The Note may be prepaid until 180 days from the issuance date with the following penalties: (i) if the Note is prepaid within ninety (90) days of the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; and (ii) if the Note is prepaid during the period beginning on the date which is ninety-one (91) days following the issuance date, and ending on the date which is one hundred eighty (180) days following the issuance date, then the prepayment premium shall be 140% of the face amount plus any accrued interest

The Note contains mandatory and voluntary conversion features as follows:

(a) Mandatory Conversion.

The Notes automatically converts into shares of the Company’s common stock or Units, as provided below, immediately upon the earliest to occur of (a) the Uplist, and (b) a Subsequent Qualified Financing Date, at a price per share equal to the lesser of (i) $0.25 and (ii) 70% (A) in the case of the Uplist, the price of the Common Stock or Units (as defined below) in the offering relating to the Uplist, or (B) in the case of a Subsequent Qualified Financing, (x) the conversion price of the Common Stock, if such Subsequent Qualified Offering involves the issuance of convertible Notes, or (y) the price of the Common Stock or Units (as defined below) in such Subsequent Qualified Financing, if such Subsequent Qualified Financing involves the issuance of Common Stock or Units. For purposes of the Notes, a “Unit” means the combination of common stock and warrants to purchase common stock offered by the Company in any financing occurring simultaneously with the Uplist (“Simultaneous Uplist Unit Offering”). For purposes of a Note, “Subsequent Qualified Financing Date” means the date on which the Company has received proceeds in excess of $5,000,000 from a transaction or series of related transactions occurring prior to the maturity date of the Note, including, but not limited to, equity financings, business combinations or other issuances of the Company’s equity securities (not including the transactions contemplated by the SPA for the Offering).

(b) Voluntary Conversion.

(i) The Holder of a Note has the right (subject to the conversion limitations set forth therein) from time following the date of issuance to convert all or any part of the outstanding and unpaid principal and interest then due under the Note into fully paid and non-assessable shares of the Company’s common stock, as such common Stock exists on the date of issuance, or any shares of capital stock or other securities of the Company into which such common stock may thereafter be changed or reclassified at the Voluntary Conversion Price (as defined below).

(ii) If a Note is being converted pursuant to Section 3(b) of the Note, the Note shall be convertible into a number of shares of Common Stock equal to the quotient of (I) the outstanding aggregate principal amount of the Note plus accrued but unpaid interest thereon, divided by (II) $0.25 (the “Voluntary Conversion Price”).

The first closing of the Offering occurred on October 1, 2021 as reported in a Current Report on Form 8-K filed on October 7, 2021. At the first closing, an aggregate of $8,762,312 in notes was closed on. At that same time, (i) an aggregate of $4,328,407 of debt of Piezo Motion Corp. (the Company’s wholly owned subsidiary following the merger described in the October 7th 8-K) and an aggregate of $1,483,905 of debt of the Company was converted into notes. The October 1st issuance of the notes is referred to as the “First Closing.”

The second closing of the Offering occurred on December 21, 2021 as reported in a Current Report on Form 8-K filed on December 28, 2021. At the second closing, an aggregate of $900,000 in notes was closed on. The December 21st issuance of the notes is referred to as the “Second Closing.”

Pursuant to the terms of the SPA that was entered into in connection with the First Closing and Second Closing, holders of the Company’s notes (in the principal amount of $9,662,312) issued in the First Closing and Second Closing, and the warrants to be issued in connection with the First Closing and Second Closing will be entitled to receive the same terms included in the Note issued in the Third Closing and Warrants to be issued in connection with the Third Closing.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of SPA, the Note and the Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the SPA, the Note and the Warrant, the forms of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Entry Into A Material Definitive Agreement.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes and Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form Securities Purchase Agreement
10.2	Form Convertible Promissory Note
10.3	Form Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAIN SCIENTIFIC INC.

Dated: February 16, 2022	By:	/s/ Hassan Kotob
Hassan Kotob
Chief Executive Officer

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